Exhibit 99.1
News Release
Contact:

L. Nash Allen, Jr.	Gary C. Bonds
Treasurer and Chief Financial	Senior Vice President and
Officer	Controller
662/680-2330	662/680-2332
BancorpSouth Announces Earnings of $0.49 per Diluted Share for Second
Quarter 2008
TUPELO, Miss., July 17, 2008/PRNewswire-FirstCall via COMTEX/ — BancorpSouth, Inc. (NYSE: BXS) today announced financial results for the second quarter ended June 30, 2008.
     Highlights of the announcement include:
•	Growth of 14.0 percent in earnings per diluted share to $0.49 for the second quarter of 2008 from the second quarter of 2007.

•	Continued solid loan demand reflected in a 5.7 percent increase in loans for the second quarter of 2008 from the second quarter of 2007 and 2.7 percent growth sequentially from the first quarter of 2008.

•	Maintaining the Company’s net interest margin at 3.79 percent for the second consecutive quarter, the highest level achieved in over five years.

•	An increase of 3.0 percent in net interest revenue for the second quarter of 2008 from the second quarter of 2007.

•	Strong credit quality, despite some deterioration in nonperforming loans and net charge-offs. Nonperforming loans at the end of the second quarter of 2008 totaled 0.49 percent of net loans and annualized net charge-offs for the second quarter of 2008 were 0.30 percent of average loans.

•	A 21.6 percent increase in noninterest revenue over the second quarter of 2007 to a record $73.3 million, including growth in insurance commission revenue of 21.5 percent compared to the second quarter of 2007, the second consecutive quarter of growth in insurance commission revenue in excess of 20 percent.

•	The declaration of a 4.8 percent increase in the Company’s quarterly cash dividend to $0.22 per share, making 2008 the 25th consecutive year in which the dividend has been increased.
Box 789 • Tupelo, MS 38802-0789 • (662) 680-2000
BancorpSouth, Inc. is a financial holding company.
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BXS Announces Second Quarter Results

July 17, 2008
•	An 8.2 percent increase in shareholders’ equity and a 1.4 percent increase in total assets at the end of the second quarter of 2008 from the end of the second quarter of 2007, driving BancorpSouth’s capital to asset ratio to 9.21 percent from 8.63 percent.
Second Quarter 2008 Summary Results
BancorpSouth’s net income for the second quarter of 2008 increased 11.8 percent to $40.1 million from $35.9 million for the second quarter of 2007. Net income per diluted share for the second quarter of 2008 increased 14.0 percent to $0.49 from $0.43 for the second quarter of 2007.
“We are pleased with BancorpSouth’s financial performance for the second quarter of 2008,” remarked Aubrey Patterson, Chairman and Chief Executive Officer of BancorpSouth. “At a time when many peers within our markets and across the nation have struggled with growth, credit quality and liquidity issues, BancorpSouth’s second quarter results are again differentiated by solid growth in loans, a relatively high net interest margin, growth in net interest revenue, strength in both credit quality and capital and ample sources of liquidity. In addition, our long-term strategy of diversifying our revenue through growth in noninterest revenue continues to achieve outstanding results, contributing to our ongoing progress in improving our operating efficiency.
“BancorpSouth is not immune to the challenges the banking industry has been experiencing, as reflected by the slight deterioration in our measures of credit quality during the second quarter of 2008. While the movement in these measures was more substantial compared to the unusual and unsustainably strong levels at the end of the second quarter of 2007, they remained well within the range of our historical experience.
“We attribute the continuing strength of our credit quality to our conservative lending and credit philosophy and the disciplined consistency with which we have implemented our policies throughout the economic cycle. In addition, because our technology infrastructure enhances centralized credit monitoring and control, we have purposefully decentralized much lending and other decision making authority to our local bank managers, improving the quality of the customer experience and our ability to understand the circumstances of each loan customer. As just one indication of the strong relationships created by this combination of sophisticated technology and high quality customer service, BancorpSouth was recently ranked ‘Highest Customer Satisfaction with Retail Banking in the Southeast Region’ by J.D. Power and Associates in its 2008 Retail Banking Satisfaction StudySM.”
Net Interest Revenue
Interest revenue for the second quarter of 2008 decreased 13.2 percent, or $26.8 million, to $175.8 million from $202.6 million for the second quarter of 2007 and decreased 7.7 percent from $190.5 million for the first quarter of 2008. Interest expense decreased 31.3 percent, or $30.0 million, to $65.9 million for the second quarter of 2008 from $95.9 million for the second quarter of 2007 and decreased 18.0 percent from $80.4 million for the first quarter of 2008.
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BXS Announces Second Quarter Results

July 17, 2008
The average taxable equivalent yield on earning assets decreased to 6.01 percent for the second quarter of 2008 from 6.94 percent for the second quarter of 2007 and from 6.50 percent for the first quarter of 2008. The average rate paid on interest bearing liabilities was 2.64 percent for the second quarter of 2008, down from 3.86 percent for the second quarter of 2007 and 3.19 percent for the first quarter of 2008.
Net interest revenue increased 3.0 percent to $109.8 million for the second quarter of 2008 from $106.7 million for the second quarter of 2007 and decreased 0.2 percent from $110.1 million for the first quarter of 2008. Net interest margin was 3.79 percent for the second quarter of 2008, an increase from 3.69 percent for the second quarter of 2007 and even with 3.79 percent for the first quarter of 2008.
Patterson said, “We produced a comparable quarter increase in net interest revenue through the continuation of asset/liability management strategies that, in a declining interest rate environment, produced a larger decrease in both average interest rate paid and interest expense than in average taxable equivalent yield and interest revenue. A primary focus of these strategies has been to lower our interest expense by funding loan growth with the proceeds from maturing lower yielding investment securities, short-term borrowings from the Federal Home Loan Bank (FHLB) and the Federal Reserve and growth in demand deposits, which increased 3.2 percent at the end of the second quarter of 2008 from the same quarter in 2007.
“We have also lowered our interest expense by reducing our other time deposits over this period by 16.9 percent through more conservative pricing of public fund time deposits. This strategy has not affected our firm commitment to serving our core deposit customers, which contributed to a 1.8 percent increase in savings deposits at the end of the second quarter of 2008 from the end of the second quarter of 2007. In addition, we continue to have ample funding flexibility through our ability to price public fund time deposits more aggressively in the future and through further significant short-term borrowing capacity with the FHLB. As a result of our asset/liability management efforts, we maintained our net interest margin at 3.79 percent for each of the first and the second quarters of 2008, the highest level achieved since the first quarter of 2003.”
Deposit and Loan Activity
Total assets at June 30, 2008 increased 1.4 percent to $13.4 billion from $13.2 billion at June 30, 2007. Total deposits declined 6.0 percent to $9.8 billion at June 30, 2008 from $10.4 billion at June 30, 2007. Loans and leases, net of unearned income, increased 5.7 percent to $9.5 billion at June 30, 2008 from $9.0 billion at June 30, 2007.
“We are encouraged by the strengthened loan demand indicated by our second quarter results,” Patterson added. “While we produced moderate organic growth in loans and leases during the 12 month period ending June 30, 2008, a disproportionate amount of that growth occurred in the latest quarter, during which our loans increased at a double-digit annualized growth rate. As discussed above, the decline in total deposits was driven by a strategic decision to reduce interest expense through more competitive pricing of other time deposits, which more than offset growth in both demand deposits and savings deposits.”
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BXS Announces Second Quarter Results

July 17, 2008
Provision for Credit Losses and Allowance for Credit Losses
For the second quarter of 2008, the provision for credit losses was $11.2 million compared with $7.8 million for the second quarter of 2007 and $10.8 million for the first quarter of 2008. Annualized net charge-offs were 0.30 percent of average loans and leases for the second quarter of 2008 compared with 0.14 percent for the second quarter of 2007 and 0.29 percent for the first quarter of 2008.
Non-performing loans and leases increased to $46.0 million, or 0.49 percent of loans and leases, at June 30, 2008 from $23.9 million, or 0.27 percent of loans and leases, at June 30, 2007 and from $38.7 million, or 0.42 percent of loans and leases, at March 31, 2008. The allowance for credit losses was 1.30 percent of loans and leases at June 30, 2008 compared with 1.22 percent of loans and leases at June 30, 2007 and 1.29 percent of loans and leases at March 31, 2008.
Patterson commented, “BancorpSouth’s strong credit quality in a challenging economic environment is a continuing tribute to the performance of our loan review and credit personnel. It further reflects a conservative credit culture throughout the Company. As a result of this culture, at June 30, 2008 we had only nominal exposure to the credit issues affecting subprime residential mortgages and limited exposure to commercial real estate projects in the non-owner occupied residential market. Our current credit quality also reflects our steps to tighten real estate lending standards beginning in late 2006. While we expect that continuing weakness in the economic environment would affect the strength of our credit quality, we are well reserved against expected losses and intend to move decisively to address any emerging credit issues. We remain confident that the strength of BancorpSouth’s credit quality will continue to differentiate our performance from our peers.”
Noninterest Revenue
For the second quarter of 2008, noninterest revenue increased 21.6 percent to $73.3 million from $60.2 million for the second quarter of 2007 and increased 10.6 percent from $66.2 million for the first quarter of 2008. This growth reflected a 21.5 percent increase in insurance commission revenue for the second quarter of 2008 from the second quarter of 2007 and a 19.7 percent increase in credit and debit card fee revenue over the same period. In addition, the value of the mortgage servicing asset increased for the second quarter of 2008 by $4.9 million compared with an increase of $1.2 million for the second quarter of 2007, and BancorpSouth had a $2.6 million gain during the second quarter of 2008 from the sale of shares of MasterCard, Inc. common stock.
Patterson said, “We are very pleased with our second consecutive quarter of growth in insurance commission revenue in excess of 20 percent, which follows our third quarter 2007 acquisition of the Insurance Network of Jonesboro, Arkansas, and the acquisitions in the first quarter of 2008 of the Joe Max Green/Insurance Concepts Insurance Agency headquartered in Nacogdoches, Texas, and an insurance broker now operating as SMI Group in Springfield, Missouri. This expanding business, along with growth in our credit and debit card business and our mortgage origination business, contributed substantially to the increase in our noninterest revenue to 66.7 percent of net interest revenue for the second quarter of 2008, compared with 56.5 percent for the second quarter of 2007 and 60.2 percent for the first quarter of 2008.
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BXS Announces Second Quarter Results

July 17, 2008
“The strength of our noninterest revenue stream during a challenging period for the industry’s traditional spread dependent businesses reflects our long-term strategic commitment to the expansion of our noninterest revenue products and services. In addition to mitigating the impact of interest rate volatility, the growth in these products and services has greatly enhanced our ability to provide superior customer service, enabling us to leverage our strong relationships with our existing customer base and bring new customers to BancorpSouth. We expect our ability to serve our customers’ comprehensive financial needs will continue to differentiate BancorpSouth in our core markets, and we are confident of our prospects for growing these businesses further.”
Noninterest Expense
Noninterest expense increased 5.8 percent to $112.1 million for the second quarter of 2008 from $105.9 million for the second quarter of 2007 and decreased 1.2 percent from $113.5 million for the first quarter of 2008. The comparable-quarter increase in noninterest expense is primarily attributable to the operation of the insurance agencies acquired in 2007 and 2008. In addition, BancorpSouth also incurred salaries, employee benefits and occupancy expense associated with the opening of new loan production offices and full-service branch bank offices during 2007 and the first six months of 2008.
Capital Management
At its April 23rd meeting, BancorpSouth’s Board of Directors approved an increase in the Company’s quarterly cash dividend to $0.22 per share from $0.21 per share, marking the 25th consecutive year in which the dividend has been increased.
BancorpSouth did not repurchase shares of its common stock during the second quarter of 2008. The Company will continue to evaluate additional share repurchase opportunities under a stock repurchase plan for the repurchase of up to three million shares that commenced on May 1, 2007 and that expires on April 30, 2009. BancorpSouth has repurchased approximately 12.0 million shares of its common stock since its original share repurchase program was initiated in 2001.
The expansion of BancorpSouth’s capital to asset ratio to 9.21 percent at the end of the second quarter of 2008 from 8.63 percent at the end of the second quarter of 2007 reflects the Company’s commitment to maintaining a sound and adequate capital position. This position also enhances BancorpSouth’s ability to respond to opportunities of strategic value that are consistent with achieving the Company’s long-term growth objectives. BancorpSouth’s tangible equity to asset ratio increased to 7.12 percent at June 30, 2008 from 6.68 percent at June 30, 2007.
Summary
Patterson concluded, “We believe BancorpSouth has performed well through an extended period of economic uncertainty because our business model has been designed to accommodate the inevitability of economic cycles. It has been proven and refined through the economic cycles of the past 25 years. We expect BancorpSouth — as well as the entire financial services industry — will continue to be tested in the quarters ahead. As we again demonstrated with our second quarter operating and financial results, BancorpSouth remains well positioned to outperform our
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BXS Announces Second Quarter Results

July 17, 2008
peer group through this phase of the current economic cycle and to gain additional market share, even as we steadily implement our long-term growth strategies. We are confident that neither the potential of these strategies to produce long-term growth in earnings and shareholder value nor the long-term market opportunities before us have been diminished.”
Conference Call
BancorpSouth will conduct a conference call to discuss its second quarter 2008 results tomorrow, July 18, 2008, at 10:00 a.m. (Central Time). Investors may listen via the Internet by accessing BancorpSouth’s website at http://www.bancorpsouth.com. A replay of the conference call will be available at BancorpSouth’s website for at least two weeks following the call.
Forward-Looking Statements
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “estimate,” “expect,” “may,” “might,” “will,” “would,” “could” or “intend.” These forward-looking statements include, without limitation, statements relating to the pricing of public fund time deposits, the impact of the economic environment on our credit quality, our ability to serve our customers’ financial needs comprehensively, our prospects for growing our businesses, our performance during a period of economic uncertainty and repurchases under our common stock repurchase plan.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, changes in economic conditions and government fiscal and monetary policies, fluctuations in prevailing interest rates and the ability of BancorpSouth to manage its assets and liabilities to limit exposure to changing interest rates, the ability of BancorpSouth to increase noninterest revenue and expand noninterest revenue business, the ability of BancorpSouth to maintain credit quality, changes in laws and regulations affecting financial service companies in general, the ability of BancorpSouth to compete with other financial services companies, the ability of BancorpSouth to provide and market competitive services and products, changes in BancorpSouth’s operating or expansion strategy, BancorpSouth’s business model, geographic concentration of BancorpSouth’s assets, the ability of BancorpSouth to manage its growth and effectively serve an expanding customer and market base, the ability of BancorpSouth to achieve profitable growth and increase shareholder value, the ability of BancorpSouth to attract, train and retain qualified personnel, the ability of BancorpSouth to repurchase its common stock on favorable terms, the ability of BancorpSouth to identify, close and effectively integrate potential acquisitions, the ability of BancorpSouth to expand geographically and enter growing markets, changes in consumer preferences, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in
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BXS Announces Second Quarter Results

July 17, 2008
BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with approximately $13.4 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates approximately 290 commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois.
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BXS Announces Second Quarter Results

July 17, 2008
BancorpSouth, Inc.
Selected Financial Data

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
(Dollars in thousands, except per share amounts)
Earnings Summary:
Net interest revenue	$109,843	$106,658	$219,913	$205,326
Provision for credit losses	11,237	7,843	22,048	9,198
Noninterest revenue	73,266	60,232	139,497	118,591
Noninterest expense	112,064	105,928	225,534	211,538

Income before income taxes	59,808	53,119	111,828	103,181
Income tax provision	19,683	17,238	36,558	33,723

Net income	$40,125	$35,881	$75,270	$69,458

Earning per share: Basic	$0.49	$0.44	$0.91	$0.86

Diluted	$0.49	$0.43	$0.91	$0.86

Balance sheet data at June 30:
Total assets			$13,399,151	$13,209,093
Total earning assets			12,139,547	12,012,304
Loans and leases, net of unearned income			9,481,380	8,966,280
Allowance for credit losses			123,478	109,328
Total deposits			9,806,553	10,436,920
Common shareholders’ equity			1,233,776	1,140,280
Book value per share			14.98	13.88

Average balance sheet data:
Total assets	$13,116,139	$12,955,586	$13,108,332	$12,627,776
Total earning assets	11,957,174	11,850,069	11,952,466	11,539,853
Loans and leases, net of unearned interest	9,369,676	8,875,403	9,291,485	8,514,807
Total deposits	9,871,935	10,471,566	9,981,139	10,255,177
Common shareholders’ equity	1,226,570	1,122,820	1,213,013	1,089,428

Non-performing assets at June 30:
Non-accrual loans and leases			$17,710	$9,135
Loans and leases 90+ days past due			25,719	13,706
Restructured loans and leases			2,620	1,066
Other real estate owned			28,942	11,277

Net charge-offs as a percentage of average loans (annualized)	0.30%	0.14%	0.30%	0.11%

Performance ratios (annualized):
Return on average assets	1.23%	1.11%	1.15%	1.11%
Return on common equity	13.16%	12.82%	12.48%	12.86%

Net interest margin	3.79%	3.69%	3.79%	3.68%

Average shares outstanding — basic	82,369,159	82,169,901	82,350,038	80,813,169
Average shares outstanding — diluted	82,565,722	82,534,762	82,549,761	81,213,583
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BXS Announces Second Quarter Results

July 17, 2008
BancorpSouth, Inc.
Consolidated Balance Shee
(Unaudited)

	June 30,		%
	2008	2007	Change
	(Dollars in thousands)
Assets
Cash and due from banks	$307,038	$301,899	1.70%
Interest bearing deposits with other banks	15,531	13,143	18.17%
Held-to-maturity securities, at amortized cost	1,447,806	1,785,468	(18.91%)
Available-for-sale securities, at fair value	1,023,065	1,138,890	(10.17%)
Federal funds sold and securities purchased under agreement to resell	—	22,895	(100.00%)
Loans and leases	9,529,978	9,012,362	5.74%
Less: Unearned income	48,598	46,082	5.46%
Allowance for credit losses	123,478	109,328	12.94%

Net loans and leases	9,357,902	8,856,952	5.66%
Loans held for sale	171,765	85,627	100.60%
Premises and equipment, net	334,869	308,248	8.64%
Accrued interest receivable	83,739	95,577	(12.39%)
Goodwill	270,807	249,426	8.57%
Other assets	386,629	350,968	10.16%

Total Assets	$13,399,151	$13,209,093	1.44%

Liabilities
Deposits:
Demand: Noninterest bearing	$1,737,356	$1,756,652	(1.10%)
Interest bearing	3,364,873	3,185,461	5.63%
Savings	740,207	727,106	1.80%
Other time	3,964,117	4,767,701	(16.85%)

Total deposits	9,806,553	10,436,920	(6.04%)
Federal funds purchased and securities sold under agreement to repurchase	1,093,805	746,182	46.59%
Short-term Federal Home Loan Bank borrowings and other short-term borrowings	643,427	400,000	60.86%
Accrued interest payable	29,134	44,260	(34.18%)
Junior subordinated debt securities	160,312	163,405	(1.89%)
Long-term Federal Home Loan Bank borrowings	288,900	145,146	99.04%
Other liabilities	143,244	132,900	7.78%

Total Liabilities	12,165,375	12,068,813	0.80%
Shareholders’ Equity
Common stock	205,945	205,426	0.25%
Capital surplus	201,612	190,043	6.09%
Accumulated other comprehensive income (loss)	(9,232)	(26,270)	(64.86%)
Retained earnings	835,451	771,081	8.35%

Total Shareholders’ Equity	1,233,776	1,140,280	8.20%

Total Liabilities & Shareholders’ Equity	$13,399,151	$13,209,093	1.44%

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BXS Announces Second Quarter Results

July 17, 2008
BancorpSouth, Inc.
Consolidated Condensed Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Quarter Ended					Year To Date
	Jun-08	Mar-08	Dec-07	Sep-07	Jun-07	Jun-08	Jun-07
INTEREST REVENUE:
Loans and leases	$147,289	$159,184	$171,068	$174,787	$169,717	$306,473	$322,958
Deposits with other banks	193	208	274	316	268	401	554
Federal funds sold and securities purchased under agreement to resell	—	67	311	232	633	67	3,144
Held-to-maturity securities:
Taxable	15,044	15,947	16,890	17,585	16,962	30,991	33,667
Tax-exempt	2,025	2,075	2,120	2,077	2,044	4,100	4,059
Available-for-sale securities:
Taxable	8,531	9,564	10,227	10,554	10,839	18,095	20,431
Tax-exempt	1,260	1,204	941	960	1,010	2,464	2,125
Loans held for sale	1,420	2,210	1,751	1,454	1,082	3,630	2,757

Total interest revenue	175,762	190,459	203,582	207,965	202,555	366,221	389,695

INTEREST EXPENSE:
Interest bearing demand deposits	12,938	17,257	19,765	22,189	21,992	30,195	41,879
Savings deposits	1,291	1,543	1,934	2,503	2,481	2,834	4,864
Other time deposits	39,778	46,860	52,551	55,728	55,459	86,638	107,444
Federal funds purchased and securities sold under agreement to repurchase	3,321	5,195	8,259	9,151	9,283	8,516	17,107
FHLB Borrowings	5,359	6,285	8,107	7,130	3,332	11,644	6,633
Other	3,232	3,249	3,309	3,348	3,350	6,481	6,442

Total interest expense	65,919	80,389	93,925	100,049	95,897	146,308	184,369

Net interest revenue	109,843	110,070	109,657	107,916	106,658	219,913	205,326
Provision for credit losses	11,237	10,811	7,771	5,727	7,843	22,048	9,198

Net interest revenue, after provision for credit losses	98,606	99,259	101,886	102,189	98,815	197,865	196,128

NONINTEREST REVENUE:
Mortgage lending	9,507	1,543	(1,149)	100	5,484	11,050	7,263
Credit card, debit card and merchant fees	8,846	7,976	7,904	7,667	7,391	16,822	14,265
Service charges	17,093	15,839	18,125	17,281	17,677	32,932	33,073
Trust income	2,261	2,234	2,996	2,487	2,457	4,495	4,671
Security gains, net	199	78	97	7	10	277	17
Insurance commissions	21,462	24,668	16,181	17,542	17,665	46,130	37,459
Other	13,898	13,893	11,160	12,810	9,548	27,791	21,843

Total noninterest revenue	73,266	66,231	55,314	57,894	60,232	139,497	118,591

NONINTEREST EXPENSES:
Salaries and employee benefits	68,121	70,175	64,594	63,269	63,851	138,296	127,479
Occupancy, net of rental income	9,716	9,483	8,967	8,959	8,709	19,199	17,172
Equipment	6,245	6,433	6,078	6,057	6,053	12,678	12,079
Other	27,982	27,379	30,530	28,066	27,315	55,361	54,808

Total noninterest expenses	112,064	113,470	110,169	106,351	105,928	225,534	211,538

Income before income taxes	59,808	52,020	47,031	53,732	53,119	111,828	103,181
Income tax expense	19,683	16,875	14,803	17,475	17,238	36,558	33,723

Net income	$40,125	$35,145	$32,228	$36,257	$35,881	$75,270	$69,458

Net income per share: Basic	$0.49	$0.43	$0.39	$0.44	$0.44	$0.91	$0.86

Diluted	$0.49	$0.43	$0.39	$0.44	$0.43	$0.91	$0.86

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BXS Announces Second Quarter Results

July 17, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2008
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,523,668	$149,506	6.31%
Held-to-maturity securities:
Taxable	1,312,998	15,263	4.68%
Tax-exempt	184,022	3,115	6.81%
Available-for-sale securities:
Taxable	804,875	8,532	4.26%
Tax-exempt	111,113	1,938	7.01%
Short-term investments	20,498	194	3.80%

Total interest earning assets and revenue	11,957,174	178,548	6.01%
Other assets	1,283,738
Less: allowance for credit losses	(124,773)

Total	$13,116,139

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,418,678	$12,939	1.52%
Savings	732,593	1,291	0.71%
Other time	4,050,132	39,777	3.95%
Short-term borrowings	1,390,189	6,013	1.74%
Junior subordinated debt	160,312	3,060	7.68%
Long-term debt	288,913	2,839	3.95%

Total interest bearing liabilities and expense	10,040,817	65,919	2.64%
Demand deposits — noninterest bearing	1,670,532
Other liabilities	178,220

Total liabilities	11,889,569
Shareholders’ equity	1,226,570

Total	$13,116,139

Net interest revenue		$112,629

Net interest margin			3.79%
Net interest rate spread			3.37%
Interest bearing liabilities to interest earning assets			83.97%

Net interest tax equivalent adjustment		$2,786
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BXS Announces Second Quarter Results

July 17, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Quarter Ended
	June 30, 2007
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$8,949,661	$171,637	7.69%
Held-to-maturity securities:
Taxable	1,530,082	16,962	4.45%
Tax-exempt	188,112	3,145	6.71%
Available-for-sale securities:
Taxable	1,034,219	10,838	4.20%
Tax-exempt	84,133	1,554	7.41%
Short-term investments	63,862	901	5.66%

Total interest earning assets and revenue	11,850,069	205,037	6.94%
Other assets	1,214,152
Less: allowance for credit losses	(108,635)

Total	$12,955,586

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,241,430	$21,993	2.72%
Savings	733,283	2,481	1.36%
Other time	4,799,252	55,459	4.63%
Short-term borrowings	867,995	10,455	4.83%
Junior subordinated debt	163,405	3,342	8.20%
Long-term debt	151,270	2,166	5.75%

Total interest bearing liabilities and expense	9,956,635	95,896	3.86%
Demand deposits — noninterest bearing	1,697,601
Other liabilities	178,530

Total liabilities	11,832,766
Shareholders’ equity	1,122,820

Total	$12,955,586

Net interest revenue		$109,141

Net interest margin			3.69%
Net interest rate spread			3.08%
Interest bearing liabilities to interest earning assets			84.02%

Net interest tax equivalent adjustment		$2,482
- MORE -

BXS Announces Second Quarter Results

July 17, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	June 30, 2008
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$9,440,229	$311,774	6.64%
Held-to-maturity securities:
Taxable	1,359,499	30,991	4.58%
Tax-exempt	187,888	6,307	6.75%
Available-for-sale securities:
Taxable	834,621	18,095	4.36%
Tax-exempt	106,885	3,791	7.13%
Short-term investments	23,344	468	4.04%

Total interest earning assets and revenue	11,952,466	371,426	6.25%
Other assets	1,278,802
Less: allowance for credit losses	(122,936)

Total	$13,108,332

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,451,922	$30,195	1.76%
Savings	720,998	2,834	0.79%
Other time	4,170,695	86,638	4.18%
Short-term borrowings	1,318,695	15,028	2.29%
Junior subordinated debt	160,312	6,244	7.83%
Long-term debt	269,153	5,369	4.01%

Total interest bearing liabilities and expense	10,091,775	146,308	2.92%
Demand deposits — noninterest bearing	1,637,524
Other liabilities	166,020

Total liabilities	11,895,319
Shareholders’ equity	1,213,013

Total	$13,108,332

Net interest revenue		$225,118

Net interest margin			3.79%
Net interest rate spread			3.33%
Interest bearing liabilities to interest earning assets			84.43%

Net interest tax equivalent adjustment		$5,205
- MORE -

BXS Announces Second Quarter Results

July 17, 2008
BancorpSouth, Inc.
Average Balances, Interest Income and Expense,
and Average Yields and Rates
(Dollars in thousands)
(Unaudited)

	Year to Date
	June 30, 2007
	Average		Yield/
(Taxable equivalent basis)	Balance	Interest	Rate
ASSETS
Loans, loans held for sale, and leases net of unearned income	$8,604,184	$327,377	7.67%
Held-to-maturity securities:
Taxable	1,526,653	33,667	4.45%
Tax-exempt	186,492	6,244	6.75%
Available-for-sale securities:
Taxable	999,464	20,430	4.12%
Tax-exempt	88,596	3,270	7.44%
Short-term investments	134,464	3,699	5.55%

Total interest earning assets and revenue	11,539,853	394,687	6.90%
Other assets	1,192,296
Less: allowance for credit losses	(104,373)

Total	$12,627,776

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand — interest bearing	$3,186,340	$41,879	2.65%
Savings	728,095	4,864	1.35%
Other time	4,661,361	107,443	4.65%
Short-term borrowings	815,275	19,548	4.84%
Junior subordinated debt	157,356	6,423	8.23%
Long-term debt	146,254	4,211	5.81%

Total interest bearing liabilities and expense	9,694,681	184,368	3.84%
Demand deposits — noninterest bearing	1,679,381
Other liabilities	164,286

Total liabilities	11,538,348
Shareholders’ equity	1,089,428

Total	$12,627,776

Net interest revenue		$210,319

Net interest margin			3.68%
Net interest rate spread			3.06%
Interest bearing liabilities to interest earning assets			84.01%

Net interest tax equivalent adjustment		$4,992
- END -